Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and index supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Pricing Supplement dated November 5, 2012

$[—] Notes due November 29, 2019 Linked to the Performance of a Basket of 10 Common Stocks Global Medium-Term Notes, Series A, No. E-7585

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:	November 27, 2012

Issue Date:	November 30, 2012

Basket Final Valuation Date:	November 25, 2019*

Maturity Date:	November 29, 2019**

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Reference Asset:	An equally-weighted basket comprised of the following common stocks (each common stock a “Basket Component”, and all common stocks in the basket collectively, the “Basket Components”):

Common Stock of:	Bloomberg Professional® Service Page	Initial Price
Apple Inc.	AAPL UW <Equity>	$[—]
Freeport-McMoRan Copper & Gold Inc.	FCX UN <Equity>	$[—]
Hewlett Packard Company	HPQ UN <Equity>	$[—]
Eli Lilly and Company	LLY UN <Equity>	$[—]
Walgreen Co.	WAG UN <Equity>	$[—]
Silver Wheaton Corp.	SLW UN <Equity>	$[—]
New York Community Bancorp, Inc.	NYB UN <Equity>	$[—]
Southern Copper Corporation	SCCO UN <Equity>	$[—]
Darden Restaurants, Inc.	DRI UN <Equity>	$[—]
Northeast Utilities, Inc.	NU UN <Equity>	$[—]

Coupon Observation Dates*:

November 27 of each calendar year, starting from and including November 27, 2013 and ending on and including the Basket Final Valuation Date (which will be the Coupon Observation Date with respect to the final Coupon Payment Date occurring on the Maturity Date).

If a scheduled Coupon Observation Date is not a Scheduled Trading Day (as defined in the accompanying Prospectus Supplement), then the applicable Coupon Observation Date will be the next succeeding Scheduled Trading Day.

Coupon Payment Dates:	With respect to a Coupon Observation Date, the third business day following such Coupon Observation Date, provided that the Coupon Payment Date with respect to the final Coupon Observation Date shall be the Maturity Date.

Coupon Payment:	The Coupon Payment per $1,000 principal amount Note payable on a Coupon Payment Date will equal $1,000 multiplied by the Coupon Rate for that Coupon Payment Date.

Coupon Rate:	For a Coupon Payment Date, the Coupon Rate will be the greater of (a) a percentage equal to the arithmetic average of the Stock Performances of the Basket Components on the applicable Coupon Observation Date, and (b) the Minimum Coupon Percentage.

Stock Performance:

With respect to a Basket Component on a Coupon Observation Date, the Stock Performance for such Basket Component will be a percentage determined as follows:

•        if the Stock Return on such day is greater than or equal to 0%, the Return Cap;

•        if the Stock Return on such day is less than 0% but is greater than the Return Floor, the Stock Return; or

•        if the Stock Return on such day is less than or equal to the Return Floor, the Return Floor.

Stock Return:

With respect to a Basket Component on a Coupon Observation Date, the performance of such Basket Component from its Initial Price to its Final Price on such Coupon Observation Date, expressed as a percentage and calculated as follows:

Final Price – Initial Price
Initial Price

Return Cap:	With respect to each Basket Component, [6.00% - 8.00%]*** *** The actual Return Cap will be determined on the Basket Initial Valuation Date and will not be less than 6.00%.

Return Floor:	-20.00%

Minimum Coupon Percentage:	1.00%

Payment at Maturity:

At maturity, you will receive (subject to our credit risk) the principal amount of your Notes plus the final Coupon Payment.

Any payment on the Notes, including any Coupon Payments or the repayment of the principal amount of your Notes at maturity, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Initial Price:	With respect to each Basket Component, the Closing Price of each such Basket Component on the Basket Initial Valuation Date, as set forth in the table above.

Final Price:	With respect to a Basket Component on a Coupon Observation Date, the Closing Price of such Basket Component on such Coupon Observation Date.

Closing Price:

With respect to a Basket Component on a valuation date, the official closing price per share of such Basket Component as displayed on the applicable Bloomberg Professional® service page as set forth in the table above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the closing price per share of a Basket Component will be based on the alternate calculation as described in “Reference Asset—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06741TJU2 and US06741TJU25

*	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.
**	Subject to postponement in the event of a market disruption event and as described under “Terms of the Notes—Maturity Date” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement, “Risk Factors” beginning on page IS-2 of the index supplement and “Selected Risk Considerations” beginning on page PPS-9 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	100%	5.00%	95.00%
Total	$	$	$

‡	Barclays Capital Inc. will receive commissions from the Issuer equal to 3.50% of the principal amount of the notes, or $35.00 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

Hypothetical Examples of Amounts Payable on Your Notes

The examples set forth below are provided for illustration purposes only. Terms in the tables and examples below are purely hypothetical and do not relate to any actual Closing Price, Initial Price, Final Price or Stock Performance of any of the Basket Components. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical and do not purport to be representative of every possible scenario concerning increases or decreases in the Closing Price of any Basket Component on any Coupon Observation Date or Basket Final Valuation Date relative to their Closing Prices on the Basket Initial Valuation Date. We cannot predict the Stock Performance of any of the Basket Components.

The following examples assume the Notes are held until the Maturity Date and illustrate the potential total return over the term of the Notes based upon an initial investment of $1,000, and assume that the Closing Prices of the Basket Components are as indicated. The numbers appearing in the following tables and examples have been rounded for ease of analysis. The examples also assume a Return Cap of 6.00% and the Return Floor of -20.00%.

The following examples do not take into account the tax consequences of an investment in the Notes and assume the Notes are held until the Maturity Date and no Market Disruption Event has occurred or is continuing on any Coupon Observation Date.

Example 1: As of each Coupon Observation Date, the Final Price of each Basket Component has increased from its respective Initial Price. On all Coupon Observation Dates, therefore, the Stock Performance of each Basket Component is equal to the Return Cap.

PPS-2

TABLE OF HYPOTHETICAL STOCK PERFORMANCES

Basket Components	Initial Price ($)	Final Price ($)
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
AAPL	576.67	622.80	617.04	614.15	628.57	619.92	634.34	625.69
FCX	39.26	42.40	42.01	41.81	42.79	42.20	43.19	42.60
HPQ	13.76	14.86	14.72	14.65	15.00	14.79	15.14	14.93
LLY	48.55	52.43	51.95	51.71	52.92	52.19	53.41	52.68
WAG	34.89	37.68	37.33	37.16	38.03	37.51	38.38	37.86
SLW	39.49	42.65	42.25	42.06	43.04	42.45	43.44	42.85
NYB	13.84	14.95	14.81	14.74	15.09	14.88	15.22	15.02
SCCO	38.54	41.62	41.24	41.05	42.01	41.43	42.39	41.82
DRI	52.63	56.84	56.31	56.05	57.37	56.58	57.89	57.10
NU	39.41	42.56	42.17	41.97	42.96	42.37	43.35	42.76

Basket Components	Initial Price ($)	Stock Performance****
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
AAPL	576.67	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
FCX	39.26	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
HPQ	13.76	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
LLY	48.55	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
WAG	34.89	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
SLW	39.49	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
NYB	13.84	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
SCCO	38.54	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
DRI	52.63	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
NU	39.41	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
Average of Stock Performances:		6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
Minimum Coupon Percentage:		1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Coupon Rate:		6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
Hypothetical Coupon Payments:		$60.00	$60.00	$60.00	$60.00	$60.00	$60.00	$60.00

*****	Equal to(i) the Return Cap if the Stock Return is greater than or equal to 0%; (ii) the Stock Return if the Stock Return is less than 0% but is greater than the Return Floor and (iii) the Return Floor if the Stock Return is less than or equal to the Return Floor.

Because the Stock Return of each Basket Component on each Coupon Observation Date is greater than or equal to 0%, the Stock Performance for each such Basket Component on each Coupon Observation Date is equal to the Return Cap. As the arithmetic average of the Stock Performances of the Basket Components on each Coupon Observation Date is equal to the Return Cap, the Coupon Rate for each Coupon Payment Date is equal to the Return Cap and the Coupon Payment on each Coupon Payment Date is calculated per $1,000 principal amount Note as follows:

[$1,000 × Return Cap]

[$1,000 × 6.00%] = $60.00

Therefore, the Coupon Payment per $1,000 principal amount Note would be $60.00 on each Coupon Payment Date and the sum of the Coupon Payments on the Notes would be $420.00 per $1,000 principal amount Note.

The foregoing example illustrates that you will not fully benefit from a positive Stock Return to the extent that such Stock Return exceeds the Return Cap. If, with respect to a Basket Component, the Stock Return is equal to or greater than 0%, the Stock Performance with respect to such Basket Component will be equal to the Return Cap, regardless of whether or not the Stock Return was greater than the Return Cap. As a result, the maximum sum of annual Coupon Payments that you may receive for your Notes is $420.00 per $1,000 principal amount Note that you hold.

PPS-3

Example 2: As of each Coupon Observation Date, the Final Prices of some Basket Components have decreased from their respective Initial Prices, while the Final Prices of some of the Basket Components have increased. On certain Coupon Observation Dates, the Stock Returns of some Basket Components have fallen below the Return Floor.

TABLE OF HYPOTHETICAL STOCK PERFORMANCES

Basket Components	Initial Price ($)	Final Price ($)
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
AAPL	576.67	449.80	617.04	617.04	622.80	628.57	570.90	570.90
FCX	39.26	30.62	38.28	38.28	42.40	42.01	38.08	38.08
HPQ	13.76	10.73	13.62	15.00	14.86	14.86	14.72	14.72
LLY	48.55	37.87	48.06	52.43	52.43	51.95	51.95	51.95
WAG	34.89	27.21	33.15	33.15	37.68	37.33	37.33	37.33
SLW	39.49	30.80	37.91	37.91	42.65	42.65	38.70	38.70
NYB	13.84	10.80	13.22	13.22	14.95	14.95	13.29	13.29
SCCO	38.54	30.06	38.15	41.62	41.62	41.24	41.24	41.24
DRI	52.63	41.05	51.58	56.84	56.84	56.31	51.05	51.05
NU	39.41	30.74	38.03	38.03	42.56	42.17	42.17	42.17

Basket Components	Initial Price ($)	Stock Performance****
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
AAPL	576.67	-20.000%	6.000%	6.000%	6.000%	6.000%	-1.000%	-1.000%
FCX	39.26	-20.000%	-2.500%	-2.500%	6.000%	6.000%	-3.000%	-3.000%
HPQ	13.76	-20.000%	-1.000%	6.000%	6.000%	6.000%	6.000%	6.000%
LLY	48.55	-20.000%	-1.000%	6.000%	6.000%	6.000%	6.000%	6.000%
WAG	34.89	-20.000%	-5.000%	-5.000%	6.000%	6.000%	6.000%	6.000%
SLW	39.49	-20.000%	-4.000%	-4.000%	6.000%	6.000%	-2.000%	-2.000%
NYB	13.84	-20.000%	-4.500%	-4.500%	6.000%	6.000%	-4.000%	-4.000%
SCCO	38.54	-20.000%	-1.000%	6.000%	6.000%	6.000%	6.000%	6.000%
DRI	52.63	-20.000%	-2.000%	6.000%	6.000%	6.000%	-3.000%	-3.000%
NU	39.41	-20.000%	-3.500%	-3.500%	6.000%	6.000%	6.000%	6.000%
Average of Stock Performances:		-20.000%	-1.850%	1.050%	6.000%	6.000%	1.700%	1.700%
Minimum Coupon Percentage:		1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Coupon Rate:		1.000%	1.000%	1.050%	6.000%	6.000%	1.700%	1.700%
Hypothetical Coupon Payments:		$10.00	$10.00	$10.50	$60.00	$60.00	$17.00	$17.00

*	Equal to the Return Cap if the Stock Return is greater than or equal to 0%; equal to the Stock Return if the Stock Return is less than 0% but is greater than the Return Floor; equal to the Return Floor if the Stock Return is less than or equal to the Return Floor.

PPS-4

On the first Coupon Observation Date, the Stock Returns of all Basket Components were negative and, in some cases, less than the Return Floor. On the second Coupon Observation Date, although the Stock Returns of some Basket Components were positive, the average of Stock Performances was negative. Because the average of the Stock Performances for both the first and second Coupon Observation Dates is less than the Minimum Coupon Percentage of 1.00% and the Coupon Rate may not be less than the Minimum Coupon Percentage, the Coupon Payment for the first Coupon Payment Date and the second Coupon Payment Date will be calculated as follows:

First Coupon Observation Date: [$1,000 × Minimum Coupon Percentage], or [$1,000 × 1.00%] = $10.00

Second Coupon Observation Date: [$1,000 × Minimum Coupon Percentage], or [$1,000 × 1.00%] = $10.00

On the third, sixth and seventh Coupon Observation Dates, (i) the Stock Returns of some Basket Components were greater than 0% thereby resulting in the Stock Performance for each such Basket Component being equal to the Return Cap; and (ii) the Stock Returns of some Basket Components were less than 0% but greater than the Return Floor thereby resulting in the Stock Performance for each such Basket Component being equal to its respective Stock Return. The Coupon Rate for the third, sixth and seventh Coupon Payment Dates will be equal to the arithmetic average of the Stock Performances of the Basket Components. Accordingly, the Coupon Payments for the third, sixth and seventh Coupon Payment Dates will be calculated per $1,000 principal amount Note as follows:

Third Coupon Observation Date: [$1,000 × Average Stock Performance] or [$1,000 × 1.050%] = $10.50

Sixth Coupon Observation Date: [$1,000 × Average Stock Performance] or [$1,000 × 1.700%] = $17.00

Seventh Coupon Observation Date: [$1,000 × Average Stock Performance] or [$1,000 × 1.700%] = $17.00

On the fourth and fifth Coupon Observation Dates, the Stock Returns of all Basket Components were positive, thereby resulting in the Stock Performance for each such Basket Component being equal to the Return Cap. Accordingly, the Coupon Payments for the fourth and fifth Coupon Payment Dates will be calculated per $1,000 principal amount Note as follows:

Fourth Coupon Observation Date: [$1,000 × Return Cap], or [$1,000 × 6.00%] = $60.00

Fifth Coupon Observation Date: [$1,000 × Return Cap], or [$1,000 × 6.00%] = $60.00

Therefore, the sum of the Coupon Payments on the Notes is $184.50 per $1,000 principal amount Note.

PPS-5

Example 3: As of each Coupon Observation Date, the Final Price of each Basket Component has decreased from its respective Initial Price and the arithmetic average of the Stock Performances is less than the Minimum Coupon Percentage. On certain Coupon Observation Dates, the Stock Returns of some or all of the Basket Components have fallen below the Return Floor.

TABLE OF HYPOTHETICAL STOCK PERFORMANCES

Basket Components	Initial Price ($)	Final Price ($)
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
AAPL	576.67	449.80	573.79	542.07	547.84	559.37	559.37	559.37
FCX	39.26	30.62	38.28	37.69	38.47	38.87	38.87	38.87
HPQ	13.76	10.73	13.55	13.48	13.62	13.48	13.48	13.48
LLY	48.55	37.87	47.58	48.06	46.12	47.58	47.58	47.58
WAG	34.89	27.21	34.54	34.54	33.15	34.54	34.54	34.54
SLW	39.49	30.80	38.31	38.70	38.70	39.10	39.10	39.10
NYB	13.84	10.80	13.36	13.42	13.70	13.56	13.56	13.56
SCCO	38.54	30.06	37.19	37.38	38.15	37.77	37.77	37.77
DRI	52.63	41.05	51.84	50.00	51.58	51.58	51.58	51.58
NU	39.41	30.74	38.82	37.44	38.62	38.62	38.62	38.62

Basket Components	Initial Price ($)	Stock Performance****
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
AAPL	576.67	-20.000%	-0.500%	-6.000%	-5.000%	-3.000%	-3.000%	-3.000%
FCX	39.26	-20.000%	-2.500%	-4.000%	-2.000%	-1.000%	-1.000%	-1.000%
HPQ	13.76	-20.000%	-1.500%	-2.000%	-1.000%	-2.000%	-2.000%	-2.000%
LLY	48.55	-20.000%	-2.000%	-1.000%	-5.000%	-2.000%	-2.000%	-2.000%
WAG	34.89	-20.000%	-1.000%	-1.000%	-5.000%	-1.000%	-1.000%	-1.000%
SLW	39.49	-20.000%	-3.000%	-2.000%	-2.000%	-1.000%	-1.000%	-1.000%
NYB	13.84	-20.000%	-3.500%	-3.000%	-1.000%	-2.000%	-2.000%	-2.000%
SCCO	38.54	-20.000%	-3.500%	-3.000%	-1.000%	-2.000%	-2.000%	-2.000%
DRI	52.63	-20.000%	-1.500%	-5.000%	-2.000%	-2.000%	-2.000%	-2.000%
NU	39.41	-20.000%	-1.500%	-5.000%	-2.000%	-2.000%	-2.000%	-2.000%
Average of Stock Performances:		-20.000%	-2.050%	-3.200%	-2.600%	-1.800%	-1.800%	-1.800%
Minimum Coupon Percentage:		1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Coupon Rate:		1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Hypothetical Coupon Payments:		$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00

*	Equal to the Return Cap if the Stock Return is greater than or equal to 0%; equal to the Stock Return if the Stock Return is less than 0% but is greater than the Return Floor; equal to the Return Floor if the Stock Return is less than or equal to the Return Floor.

PPS-6

Because the arithmetic average of the Stock Performances for each Coupon Observation Date is less than the Minimum Coupon Percentage, and the Coupon Rate may not be less than the Minimum Coupon Percentage, the Coupon Rate will be equal to the Minimum Coupon Percentage of 1.00% on each Coupon Payment Date. Accordingly, the Coupon Payment on each Coupon Payment Date will be calculated as follows:

[$1,000 × Minimum Coupon Percentage], or [$1,000 × 1.00%] = $10.00

Therefore, the sum of the Coupon Payments on the Notes is $70.00 per $1,000 principal amount Note.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The Basket Final Valuation Date, the Coupon Observation Dates, the Coupon Payments, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a Market Disruption Event with respect to the Basket Components as well as the consequences of those Market Disruption Events, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•

For a description of further adjustments that may affect the Basket or one or more of the Basket Components, see “Reference Asset—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

•

Payment at Maturity—You will receive, subject to our credit risk, 100% of the principal amount of your Notes if you hold your Notes to maturity, regardless of the performance of the Basket. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

•

Adjustments to the Basket—For a description of adjustments that may affect the Basket or one or more of the Basket Components, see “Reference Asset—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

If a “reorganization event” or an “additional adjustment event” occurs with respect to a Basket Component on or prior to the Basket Final Valuation Date, then the Calculation Agent may, in its sole discretion, elect to make an adjustment to the Initial Price or Final Price or to the method of determining the applicable Stock Return on any Coupon Observation Date or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect that the reorganization event or additional adjustment event, as applicable, would have had if the Notes represented an actual interest in such Basket Component equivalent to the notional interest of the Notes in the applicable Basket Component.

If the Calculation Agent elects not to make an adjustment as described in the preceding paragraph or determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent shall cause the Maturity Date to be accelerated to the fourth business day following the date of that determination and the payment at maturity that you will receive on the Notes will be calculated as though the date of early repayment were the stated Maturity Date of the Notes and as though the Basket Final Valuation Date were the approval date (in the case of a reorganization event) or the business day immediately prior to the announcement date (in the case of an additional adjustment event).

As used in the preceding two paragraphs, the terms “reorganization event”, “additional adjustment event”, “approval date” and “announcement date” have the meanings set forth under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

•

Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement. In addition, this discussion applies to you only if you are an initial purchaser of the Notes; if you are a secondary purchaser of the Notes, the tax consequences to you may be different.

PPS-7

The tax treatment of your Notes depends in part upon whether it is reasonably expected that the interest paid on the Notes during the first half of the Notes’ term will be significantly greater or less than the interest paid on the Notes during the second half of the Notes’ term (“Front or Back Loaded”). We do not expect interest on the Notes to be Front or Back Loaded and we intend to report payments on the Notes in accordance with this position. This determination is made solely for tax purposes based on currently available objective economic information and is not a prediction or guarantee of the timing or amount of the payments on your Notes. In the opinion of our special tax counsel, Sullivan & Cromwell LLP, assuming the Issuer’s position that interest on the Notes is not expected to be Front or Back Loaded is respected, it would be reasonable to treat your Notes as debt instruments subject to the rules applicable to variable rate debt instruments. This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct. Except as otherwise noted below under “Alternative Treatments,” the discussion below assumes that the Notes will be treated as variable rate debt instruments.

If your Notes are treated as variable rate debt instruments, you will generally be taxed on any interest on the Notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If you sell or exchange your Notes prior to maturity, you should generally recognize gain or loss, which should generally be capital gain or loss except to the extent that such gain or loss is attributable to accrued but unpaid interest. Because the amount of interest other than interest attributable to the Minimum Coupon Percentage that might be paid with respect to the Notes will not be determined until the Coupon Observation Date, it is not clear how much interest (i) an accrual basis taxpayer should treat as having accrued with respect to the Notes at the close of its taxable year and (ii) a holder that sells a Note on a day other than a Coupon Observation Date should treat as accrued but unpaid interest. You should consult your tax advisor regarding the determination of the accrued interest on your Notes.

Additionally, if you purchase your Notes for an amount that differs from the principal amount of the Notes, you may be subject to special tax rules as described in “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Market Discount and Premium.” These rules are complex and therefore individuals are urged to consult their tax advisors regarding these rules.

Alternative Treatments. Because the application of the variable rate debt instrument rules to the Notes is not entirely clear and because the Internal Revenue Service could disagree with the Issuer’s determination that interest on the Notes is not reasonably expected to be Front or Back Loaded, it is possible that the Internal Revenue Service could assert that the Notes should be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the Notes are treated as contingent payment debt instruments, you generally would be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield and projected payment schedule for the Notes and pay tax accordingly, even though these amounts may exceed the payments that are made annually on the Notes. You would also be required to make adjustments to your accruals if the actual amounts that you receive in any taxable year differ from the amounts shown on the projected payment schedule. In addition, any gain you may recognize on the sale or maturity of the Notes would be taxed as ordinary interest income and any loss you may recognize on the sale or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income without an offsetting negative adjustment and thereafter would be capital loss. You should consult your tax advisor as to the special rules that govern contingent payment debt instruments.

For a further discussion of the contingent payment debt instrument rules, please see the section titled “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions (which would include debt of a foreign financial institution that is not regularly traded on an established securities market, and accordingly may include your Notes), as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has issued guidance exempting “specified foreign financial assets” held in a financial account from reporting under this provision (although the financial account itself, if maintained by a foreign financial institution, may remain subject to this reporting requirement). Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. Barclays currently does not withhold on payments treated as interest to non-U.S. holders in respect of instruments such as the Notes. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any payments treated as interest at a 30% rate, unless you have provided to Barclays an appropriate and valid Internal Revenue Service Form W-8. In addition, non-U.S. holders will be

PPS-8

subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

In addition, the Treasury Department has issued proposed regulations under Section 871(m) of the Internal Revenue Code which could ultimately require us to treat all or a portion of any payment in respect of your Notes as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). However, such withholding would potentially apply only to payments made after December 31, 2013. You could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Notes when these regulations are finalized.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”; and

•	“Risk Factors—Additional Risks Relating to Notes Which Are Characterized as Benefitting From Full Principal Protection”.

In addition to the risks described above, you should consider the following:

•

You May Not Receive Any Coupon Payments on Your Notes In Excess of the Minimum Coupon Percentage—Your only return on the Notes will be limited to the Coupon Payments over the term of the Notes. If the Closing Prices of one or more of the Basket Components have declined from the Basket Initial Valuation Date to the applicable Coupon Observation Date, resulting in negative Stock Performances for such Basket Components, any such negative Stock Performances could offset entirely the positive contribution to the Coupon Rate from any other Basket Components that have positive Stock Performances. Under these circumstances, the Coupon Rate will be equal to the Minimum Coupon Percentage of 1.00% and you will not receive any Coupon Payments in excess of such amount.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

Limited Return on the Notes—The return on the Notes is limited by the Return Cap. On each Coupon Observation Date, even if the Stock Returns for one or more Basket Components are greater than the Return Cap, the Stock Performances for those Basket Components and therefore the Coupon Rate will not exceed the Return Cap. Accordingly, your return on each Coupon Payment Date will be limited, regardless of the actual appreciation of the closing prices of the Basket Components beyond the Return Cap, which may be significant.

•

Changes in the Closing Prices of the Basket Components May Offset Each Other—The Notes are linked to an equally weighted basket consisting of the ten Basket Components, as set forth in the table on the cover page of this preliminary pricing supplement. Changes in the prices of the Basket Components from the Basket Initial Valuation Date to a Coupon Observation Date may result in Stock Performances for the Basket Components as of such Coupon Observation Date that do not correlate with each other. At a time when the Final Prices of one or more of the Basket Components on a Coupon Observation Date are greater than their respective Initial Prices, the Final Prices of the other Basket Components may not increase from their respective Initial Prices by as much or may even decline. Therefore, in calculating the Coupon Rate for the relevant Coupon Payment Date, any positive contribution by a Basket Component with a positive Stock Performance may be moderated, or completely offset, by other Basket Components with negative Stock Performances. In addition, note that any positive contribution by a Basket Component is limited to the Return Cap. There can be no assurance that the Final Price for any Basket Component on any Coupon Observation Date will be higher than its Initial Price or that you will receive a Coupon Payment in excess of the Minimum Coupon Percentage on any Coupon Payment Date.

•

Correlation of Performances among the Basket Components May Reduce the Return on the Notes—Performances among the Basket Components may become highly correlated from time to time during the term of the Notes, including, but not limited to, a period in which there is a substantial decline in the primary markets for the Basket Components. High correlation during periods of negative stock returns of the Basket Components could cause the Coupon Payments to equal the Minimum Coupon Percentage and adversely affect the market value of the Notes.

PPS-9

•

No Dividend Payments or Voting Rights—Holding the Notes is not the same as owning the common stocks that are the Basket Components of the Notes. As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the common stocks that are the Basket Components of the Notes would have. The return on your Notes will not reflect the return you would realize if you actually purchased the common stocks that are the Basket Components of the Notes.

•

The Return on Your Notes is Not Based on the Prices of the Basket Components at Any Time Other than the Closing Prices of the Basket Components on Coupon Observation Dates—The Coupon Payments will be based solely on the Closing Prices of the Basket Components on each Coupon Observation Date (subject to adjustments as described in the prospectus supplement). Therefore, if the Closing Prices of one or more Basket Components drop precipitously on any Coupon Observation Date, the Coupon Payment, if any, that you will receive on the relevant Coupon Payment Date may be significantly less than it would otherwise would have been had the Coupon Payment been linked to the prices of the Basket Components prior to such drop. Although the price of any Basket Component on the Maturity Date or at other times during the life of your Notes may be higher than its Initial Price or the price of such Basket Component on a Coupon Observation Date, you will not benefit from any increases in the prices of the Basket Components other than those increases, if any, reflected in the calculation of the Stock Performances for the Basket Components on each Coupon Observation Date.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—We intend to treat the Notes as subject to the special rules governing variable rate debt instruments for U.S. federal income tax purposes. If the Notes are so treated, U.S. holders will generally be required to include interest on the Notes in income at the time the interest is paid or accrued, depending on the U.S. holder’s method of accounting for tax purposes. However, it is possible that the Notes may be classified as contingent payment debt instruments. If the contingent payment debt instrument rules apply to your Notes, you may be required to accrue an amount of interest during certain periods that may exceed the amount of interest you receive on your Notes for such periods and any gain that you recognize upon the sale, exchange or maturity of the Notes will generally be treated as ordinary income. See “Material U.S. Federal Income Tax Considerations—Alternative Treatments” for a more detailed discussion of these rules.

•

Many Unpredictable Factors, Including Economic and Market Factors, Will Impact the Value of the Notes—In addition to the prices of the Basket Components on any day, the value of the Notes will be affected by a number of unpredictable factors including economic and market factors that interrelate in complex ways and the effect of one factor on the market value of the Notes may either offset or magnify the effect of another factor, including:

•	the performance of the Basket, the performance of each of the Basket Components and the volatility of the prices of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	our financial condition and hedging activities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

PPS-10

The Basket Components

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing each Basket Component can be located by reference to the respective SEC file number specified below.

The summary information below regarding each Basket Component comes from each company’s respective SEC filings. You are urged to refer to the SEC filings made by the relevant company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company. We have not undertaken any independent review or due diligence of the SEC filings of the issuer of any of the Basket Components or of any other publicly available information regarding each such issuer.

PPS-11

Apple Inc.

According to publicly available information, Apple Inc. and its subsidiaries (collectively, the “Company”) design, manufacture and market mobile communication and media devices, personal computers, and portable digital music players, and sell a variety of related software, services, peripherals, networking solutions, and third-party digital content and applications. The Company sells its products through its retail and online stores, as well as through its direct sales force and third-party cellular network carries, wholesalers and retailers.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-10030, or its CIK Code: 0000320193. The Company’s common stock is listed on NASDAQ under the ticker symbol “AAPL”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or any accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Apple Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$97.80	$81.90	$92.91
June 30, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
June 30, 2010	$279.00	$199.35	$251.53
September 30, 2010	$294.73	$235.56	$283.75
December 31, 2010	$326.65	$277.77	$322.56
March 31, 2011	$364.90	$324.88	$348.45
June 30, 2011	$355.00	$310.65	$335.67
September 30, 2011	$422.85	$334.22	$381.18
December 31, 2011	$426.69	$354.27	$405.00
March 31, 2012	$621.42	$409.00	$599.47
June 30, 2012	$644.00	$528.69	$584.00
September 28, 2012	$705.07	$570.00	$667.26
November 2, 2012*	$676.74	$574.75	$576.67

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-12

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is an international mining company that is engaged in the business of copper, gold and molybdenum mining and production.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11307-01, or its CIK Code: 0000831259. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “FCX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or the accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$33.60	$24.49	$33.10
June 30, 2007	$42.75	$32.81	$41.41
September 30, 2007	$55.24	$33.54	$52.45
December 31, 2007	$60.10	$42.86	$51.22
March 31, 2008	$53.69	$34.55	$48.11
June 30, 2008	$63.62	$46.50	$58.60
September 30, 2008	$58.54	$25.62	$28.43
December 31, 2008	$28.10	$7.85	$12.22
March 31, 2009	$21.73	$10.59	$19.06
June 30, 2009	$30.78	$18.30	$25.06
September 30, 2009	$36.72	$21.60	$34.31
December 31, 2009	$43.68	$31.51	$40.15
March 31, 2010	$45.28	$33.02	$41.77
June 30, 2010	$44.15	$29.12	$29.57
September 30, 2010	$43.96	$28.36	$42.70
December 31, 2010	$60.39	$43.19	$60.05
March 31, 2011	$61.35	$46.25	$55.55
June 30, 2011	$58.75	$46.06	$52.90
September 30, 2011	$56.78	$30.37	$30.45
December 31, 2011	$43.50	$28.85	$36.79
March 31, 2012	$48.96	$36.76	$38.04
June 30, 2012	$39.43	$31.16	$34.07
September 28, 2012	$43.65	$31.08	$39.58
November 2, 2012*	$42.89	$38.66	$39.26

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-13

Hewlett Packard Company

According to publicly available Information, Hewlett Packard Company, (the “Company”) is a global provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health and education sectors.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-04423, or its CIK Code: 0000047217. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “HPQ”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or any accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Hewlett Packard Company

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$43.72	$38.15	$40.14
June 30, 2007	$46.29	$40.05	$44.62
September 30, 2007	$51.09	$43.64	$49.79
December 31, 2007	$53.48	$47.45	$50.48
March 31, 2008	$50.98	$39.99	$45.66
June 30, 2008	$49.97	$43.36	$44.21
September 30, 2008	$49.00	$40.91	$46.24
December 31, 2008	$46.68	$28.24	$36.29
March 31, 2009	$39.52	$25.39	$32.06
June 30, 2009	$39.24	$30.99	$38.65
September 30, 2009	$48.00	$36.68	$47.21
December 31, 2009	$52.95	$45.20	$51.51
March 31, 2010	$53.78	$46.46	$53.15
June 30, 2010	$54.75	$41.94	$43.28
September 30, 2010	$47.97	$37.32	$42.07
December 31, 2010	$44.65	$40.25	$42.10
March 31, 2011	$49.38	$40.10	$40.97
June 30, 2011	$41.80	$33.95	$36.40
September 30, 2011	$37.69	$21.50	$22.45
December 31, 2011	$28.67	$21.85	$25.76
March 31, 2012	$30.00	$22.91	$23.83
June 30, 2012	$25.40	$19.12	$20.11
September 28, 2012	$20.42	$16.23	$17.06
November 2, 2012*	$17.62	$13.68	$13.76

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-14

Eli Lilly and Company

According to publicly available information, Eli Lilly and Company (the “Company”) discovers, develops, manufactures and sells pharmaceutical products. The Company also has an animal health business segment.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06351, or its CIK Code: 0000059478. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “LLY.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or the accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Eli Lilly and Company

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$55.20	$51.21	$53.71
June 30, 2007	$60.63	$53.90	$55.88
September 30, 2007	$59.02	$53.53	$56.93
December 31, 2007	$59.82	$49.09	$53.39
March 31, 2008	$57.52	$47.10	$51.59
June 30, 2008	$53.40	$45.38	$46.16
September 30, 2008	$49.78	$42.88	$44.03
December 31, 2008	$44.44	$28.64	$40.27
March 31, 2009	$40.78	$27.21	$33.41
June 30, 2009	$36.65	$31.00	$34.64
September 30, 2009	$35.65	$32.20	$33.03
December 31, 2009	$38.00	$32.27	$35.71
March 31, 2010	$37.92	$33.63	$36.22
June 30, 2010	$36.96	$32.02	$33.50
September 30, 2010	$37.92	$32.82	$36.53
December 31, 2010	$38.08	$33.53	$35.04
March 31, 2011	$35.91	$33.47	$35.17
June 30, 2011	$39.40	$34.88	$37.53
September 30, 2011	$39.78	$33.75	$36.97
December 31, 2011	$41.92	$35.46	$41.56
March 31, 2012	$42.03	$38.30	$40.27
June 30, 2012	$42.91	$39.16	$42.91
September 28, 2012	$47.83	$41.59	$47.41
November 2, 2012*	$53.96	$47.46	$48.55

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-15

Walgreen Co.

According to publicly available information, Walgreen Co. (the “Company”) operates a drugstore chain in the United States. The Company provides its customers with access to consumer goods and services, pharmacy, and health and wellness services. The Company offers its products and services through drugstores as well as via mail, telephone and the Internet.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00604, or its CIK Code: 0000104207. The Company’s common stock is listed on the New York Stock Exchange, under the ticker symbol “WAG”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or the accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Walgreen Co.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$49.10	$43.23	$45.89
June 30, 2007	$46.77	$43.31	$43.54
September 30, 2007	$48.09	$43.50	$47.24
December 31, 2007	$41.78	$35.80	$38.08
March 31, 2008	$38.89	$32.80	$38.09
June 30, 2008	$39.00	$32.41	$32.51
September 30, 2008	$37.85	$30.26	$30.96
December 31, 2008	$30.96	$21.34	$24.67
March 31, 2009	$28.38	$21.39	$25.96
June 30, 2009	$32.20	$25.61	$29.40
September 30, 2009	$38.44	$27.89	$37.47
December 31, 2009	$40.69	$35.10	$36.72
March 31, 2010	$37.60	$33.00	$37.09
June 30, 2010	$37.95	$26.33	$26.70
September 30, 2010	$34.12	$26.27	$33.50
December 31, 2010	$40.20	$33.05	$38.96
March 31, 2011	$44.06	$38.45	$40.14
June 30, 2011	$45.34	$40.31	$42.46
September 30, 2011	$44.26	$32.00	$32.89
December 31, 2011	$35.34	$30.35	$33.06
March 31, 2012	$35.35	$32.32	$33.49
June 30, 2012	$36.04	$28.53	$29.58
September 28, 2012	$36.90	$29.35	$36.44
November 2, 2012*	$37.34	$34.75	$34.89

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-16

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is a mining company that generates its revenues primarily from the sale of silver.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 333-121627, or its CIK Code: 0001323404. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “SLW.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or the accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Silver Wheaton Corp.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$11.15	$8.83	$9.48
June 30, 2007	$12.47	$9.30	$11.69
September 30, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
December 31, 2009	$17.44	$11.67	$15.02
March 31, 2010	$17.80	$13.04	$15.68
June 30, 2010	$21.89	$15.96	$20.10
September 30, 2010	$27.10	$17.64	$26.65
December 31, 2010	$42.34	$25.35	$39.04
March 31, 2011	$46.38	$28.86	$43.36
June 30, 2011	$47.59	$29.79	$33.00
September 30, 2011	$42.50	$29.31	$29.45
December 31, 2011	$37.37	$25.84	$28.96
March 31, 2012	$40.35	$29.75	$33.20
June 30, 2012	$34.19	$23.00	$26.84
September 28, 2012	$40.28	$25.00	$39.71
November 2, 2012*	$41.30	$37.40	$39.49

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-17

New York Community Bancorp, Inc.

According to publicly available information, New York Community Bancorp, Inc. (the “Company”) is a bank holding company with two primary subsidiaries: New York Community Bank and New York Commercial Bank. The Company’s businesses include, among other things, the operation of retail bank branches and the origination of residential and commercial mortgage loans.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31565, or its CIK Code:. 0000910073 The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “NYB.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or the accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of New York Community Bancorp, Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$17.62	$16.08	$17.59
June 30, 2007	$17.95	$16.77	$17.02
September 30, 2007	$19.87	$15.80	$19.05
December 31, 2007	$19.50	$16.60	$17.58
March 31, 2008	$19.20	$14.48	$18.22
June 30, 2008	$20.70	$17.21	$17.84
September 30, 2008	$21.00	$15.07	$16.79
December 31, 2008	$18.05	$10.31	$11.96
March 31, 2009	$14.10	$7.69	$11.17
June 30, 2009	$12.55	$9.90	$10.69
September 30, 2009	$11.89	$9.98	$11.42
December 31, 2009	$14.81	$10.35	$14.51
March 31, 2010	$17.44	$14.24	$16.54
June 30, 2010	$18.19	$14.40	$15.27
September 30, 2010	$17.81	$14.93	$16.25
December 31, 2010	$19.32	$16.09	$18.85
March 31, 2011	$19.23	$17.10	$17.26
June 30, 2011	$17.55	$14.66	$14.99
September 30, 2011	$15.67	$11.45	$11.90
December 31, 2011	$13.65	$11.13	$12.37
March 31, 2012	$14.04	$12.26	$13.91
June 30, 2012	$13.96	$11.47	$12.53
September 28, 2012	$14.23	$11.94	$14.16
November 2, 2012*	$15.05	$13.67	$13.84

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-18

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the Company) is an integrated copper producer. The Company produces copper, molybdenum, zinc and silver.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14066, or its CIK Code: 0001001838. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “SCCO”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or the accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Southern Copper Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$25.23	$16.25	$23.63
June 30, 2007	$31.87	$23.66	$31.09
September 30, 2007	$41.79	$24.81	$40.84
December 31, 2007	$47.24	$31.99	$34.67
March 31, 2008	$39.48	$24.24	$34.24
June 30, 2008	$41.48	$33.02	$35.17
September 30, 2008	$35.79	$18.34	$18.88
December 31, 2008	$18.84	$9.03	$15.89
March 31, 2009	$19.15	$12.48	$17.24
June 30, 2009	$24.97	$16.70	$20.22
September 30, 2009	$31.49	$18.26	$30.37
December 31, 2009	$36.11	$28.09	$32.56
March 31, 2010	$36.54	$26.07	$31.33
June 30, 2010	$34.98	$25.30	$26.26
September 30, 2010	$34.97	$25.38	$34.75
December 31, 2010	$48.90	$34.93	$48.22
March 31, 2011	$49.82	$37.50	$39.84
June 30, 2011	$40.72	$30.01	$32.52
September 30, 2011	$36.43	$24.60	$24.73
December 31, 2011	$32.60	$22.34	$29.86
March 31, 2012	$36.87	$29.68	$31.71
June 30, 2012	$33.44	$27.73	$31.51
September 28, 2012	$36.92	$30.33	$34.36
November 2, 2012*	$39.42	$34.33	$38.54

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-19

Darden Restaurants, Inc.

According to publicly available information, Darden Restaurants, Inc. (the “Company”) is a company-owned and operated full service restaurant company.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13666, or its CIK Code: 0000940944. The Company’s common stock is listed on New York Stock Exchange under the ticker symbol “DRI.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or the accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Darden Restaurants, Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$43.23	$38.15	$41.19
June 30, 2007	$47.36	$40.36	$43.99
September 30, 2007	$45.83	$38.11	$41.86
December 31, 2007	$44.86	$26.90	$27.71
March 31, 2008	$35.30	$20.89	$32.55
June 30, 2008	$37.70	$30.00	$31.94
September 30, 2008	$37.83	$26.73	$28.63
December 31, 2008	$29.29	$13.22	$28.18
March 31, 2009	$37.59	$23.32	$34.26
June 30, 2009	$41.20	$31.70	$32.98
September 30, 2009	$37.31	$30.80	$34.13
December 31, 2009	$36.11	$29.94	$35.07
March 31, 2010	$45.29	$33.72	$44.54
June 30, 2010	$49.01	$38.77	$38.85
September 30, 2010	$46.19	$37.08	$42.78
December 31, 2010	$50.83	$42.50	$46.44
March 31, 2011	$50.29	$45.08	$49.13
June 30, 2011	$52.12	$46.32	$49.76
September 30, 2011	$53.81	$42.57	$42.75
December 31, 2011	$49.14	$40.71	$45.58
March 31, 2012	$53.19	$43.80	$51.16
June 30, 2012	$55.83	$48.39	$50.63
September 28, 2012	$57.88	$48.79	$55.75
November 2, 2012*	$56.15	$51.80	$52.63

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-20

Northeast Utilities

According to publicly available information, Northeast Utilities (the “Company”) is a public utility holding company. The Company is engaged primarily in the energy delivery business through its wholly owned utility subsidiaries.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05324, or its CIK Code: 0000072741. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “NU.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary disclosure supplement or the accompanying disclosure statement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Northeast Utilities

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$32.83	$27.15	$32.77
June 30, 2007	$33.62	$27.15	$28.36
September 30, 2007	$29.79	$26.22	$28.57
December 31, 2007	$33.19	$27.83	$31.31
March 31, 2008	$31.61	$23.96	$24.54
June 30, 2008	$28.33	$24.45	$25.53
September 30, 2008	$28.06	$24.20	$25.65
December 31, 2008	$26.11	$17.16	$24.06
March 31, 2009	$25.31	$19.07	$21.59
June 30, 2009	$22.58	$19.78	$22.31
September 30, 2009	$24.78	$21.11	$23.74
December 31, 2009	$26.48	$22.20	$25.79
March 31, 2010	$27.99	$24.69	$27.64
June 30, 2010	$28.21	$24.83	$25.48
September 30, 2010	$30.24	$25.24	$29.57
December 31, 2010	$32.21	$29.51	$31.88
March 31, 2011	$35.13	$31.19	$34.60
June 30, 2011	$36.47	$33.32	$35.17
September 30, 2011	$35.87	$30.02	$33.65
December 31, 2011	$36.39	$30.80	$36.07
March 31, 2012	$37.64	$33.48	$37.12
June 30, 2012	$39.09	$34.85	$38.81
September 28, 2012	$40.86	$36.68	$38.23
November 2, 2012*	$40.05	$38.27	$39.41

*	For the period starting on October 1, 2012 and ending on November 2, 2012.

PPS-21

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-22